Contacts: Insert Contact here.

For immediate release

MRU HOLDINGS, INC., AN EDUCATION FINANCE COMPANY, SECURES $165 MILLION IN FINANCING FROM NOMURA TO EXPAND ITS PRIVATE STUDENT LOAN PROGRAM

New York, NY: February 8 --
MRU Holdings, Inc. (OTCBB: MHOI) announced today that its private student lending subsidiary, MRU Lending, Inc., entered into a definitive agreement with Nomura Credit and Capital, Inc., (‘NCCI’), a subsidiary of Nomura Holding America, Inc., which is a subsidiary of Nomura Holdings, Inc., (NYSE: NMR), pursuant to which NCCI will provide MRU Lending with a three year $165 million revolving credit facility for the origination and warehousing of private student loans. Nomura Holdings is one of the largest global investment banking and securities firms with more than $286 billion in assets.

Mr. Edwin McGuinn, Chairman and CEO of MRU Holdings Inc, said “Nomura’s proven financial strength and securitization expertise will enable MRU to dramatically broaden the scope of its private student loan program, while increasing access to educational funding for students.”

Utilizing MRU’s proprietary credit analysis and scoring system, MRU Lending provides private student loans to help fill the education finance gap facing many college and graduate students.

“Students continue to struggle in finding ways to fund educational expenses in light of rising tuition costs, limited grants and low loan limits on federally subsidized student loans. MRU will provide students with the funds they need to realize their education dreams,” McGuinn added.

MRU works with school financial aid offices, parents and students to find innovative and affordable solutions in the private student loan arena. The company was founded on the principle of expanding access and affordability in higher education to a broader array of students.

MRU’s proprietary risk and scoring methodology is designed to help the company leverage growth in the private student loan market while lowering the risk of defaults in its student loan portfolios. MRU has also created an origination and customer service process that simplifies the task of obtaining a private student loan.

As a result of this transaction, NCCI will be granted a warrant, subject to certain terms and conditions, to purchase up to 27.5% of MRU Holdings.

Concurrently with the execution of the Credit Agreement, MRU Holdings also completed a preferred stock private placement financing raising $11,375,000 from accredited and institutional investors; Sanders Morris Harris and Brean Murray & Co. Inc. acted as placement agents.

ABOUT MRU HOLDINGS, INC.

MRU Holdings, Inc. (OTCBB: MHOI) is a publicly traded specialty finance company that profiles and provides students with funds for higher education using a blend of current market credit practices as well as its own proprietary analytic models and decision tools. The company has a renowned brand name “MyRichUncle™” and highly scalable origination infrastructure. The company utilizes these assets to provide private and federal loans to students either on a referral or principal basis. Additional information concerning MRU Holdings is available at http://www.MyRichUncle.com

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, MRU Holdings’ expectations regarding its ability to develop and commercialize financial products for the higher education marketplace. Such forward-looking statements involve risks and uncertainties that, if realized, could materially impair MRU Holdings’ results of operations, business, and financial condition. These forward-looking statements may be affected by the risks and uncertainties inherent in the educational finance market and in MRU Holdings’ business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in our Registration Statement on Form SB-2 filed with the SEC on August 24, 2004, as further amended. MRU Holdings cautions that certain important factors may have affected and could in the future affect MRU Holdings’ beliefs and expectations and could cause actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of MRU Holdings. The forward-looking statements contained herein are made as of the date hereof and MRU Holdings does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.